UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2011

ATRINSIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018
(Address of Principal Executive Offices/Zip Code)

(212) 716-1977
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Entry into Employment Agreement with Stuart Goldfarb

On June 1, 2011, we entered into an employment agreement with Stuart Goldfarb, 56, a current director of the company, pursuant to which Mr. Goldfarb will serve as our President and Chief Executive Officer.  Unless earlier terminated in accordance with the terms of the agreement, Mr. Goldfarb’s employment will continue until December 31, 2014.  During the term of the agreement, Mr. Goldfarb will receive a base salary of $400,000 per annum, which is subject to increase at the end of each year of the term at the discretion of our board of directors, provided that Mr. Goldfarb’s salary will not be less than $420,000 beginning June 1, 2012 and less than $450,000 beginning June 1, 2013.  The agreement provides that Mr. Goldfarb will be eligible to receive a target annual bonus equal to his base salary for each calendar year during the term if our business operations meet or exceed certain financial performance standards to be determined by our board of directors.  For the fiscal year ending December 31, 2011, Mr. Goldfarb will receive a bonus of $200,000 in the event certain financing criteria are satisfied.  Mr. Goldfarb will also be able to participate in any other compensation plan or other perquisites generally made available to our executive officers from time to time and will receive four weeks of vacation per year.

Mr. Goldfarb’s agreement further provides that, within 120 days of June 1, 2011, the company will grant to Mr. Goldfarb restricted stock units to acquire 625,000 shares of the company’s common stock pursuant to our 2009 Stock Incentive Plan.  The RSUs will vest with respect to 218,750 shares on June 1, 2011, 156,250 RSUs will vest in the event certain financing criteria are satisfied, 125,002 RSUs will vest in equal monthly installments over the term of the agreement, and 41,666 RSUs will vest in each of calendar year 2012, 2013, and 2014 if the company’s business operations meet or exceed certain financial performance standards to be determined by the company’s Board of Directors.  Except in the event Mr. Goldfarb’s employment is terminated by the company without cause (as defined in the agreement) and except in the event Mr. Goldfarb’s employment is terminated by Mr. Goldfarb for good reason (as defined in the agreement), any portion of Mr. Goldfarb’s RSUs that remain unvested at the time of his termination will be extinguished and cancelled.  In the event a change of control (as defined in the agreement) or in the event of a termination of Mr. Goldfarb’s employment by the company without cause or by Mr. Goldfarb for good reason, all RSUs granted to Mr. Goldfarb will automatically vest immediately prior to the termination of Mr. Goldfarb’s employment.

If Mr. Goldfarb’s employment is terminated by Mr. Goldfarb for good reason, or by us other than for cause, we will pay to Mr. Goldfarb: (a) all base salary and benefits which have accrued through the termination date and (b) subject to certain conditions, a payment equal to the sum of his base salary and an amount equal to the average annual bonus amounts received by Mr. Goldfarb for the two years prior to such termination, which for 2011 and 2012 shall be deemed to not be less than $200,000.  If Mr. Goldfarb’s employment is terminated by Mr. Goldfarb other than for good reason, or by us for cause, we will pay to Mr. Goldfarb all base salary and benefits which have accrued through the termination date and if Mr. Goldfarb’s employment is terminated as a result of his death or disability, we will pay or provide to Mr. Goldfarb (i) all base salary and benefits which have accrued through the termination date and (ii) a pro rata annual bonus for the year of termination.

From 2001 through 2009, Mr. Goldfarb was President and CEO of Bertelsmann Direct North America (now known as Direct Brands, Inc.), which he built into the world’s largest direct marketer of music, DVDs and books (with over 20 subscription and membership “club” businesses including BMG Music Service, Columbia House, Book-of-the-Month Club, Doubleday Book Club and yourmusic.com), serving over 14 million members with revenues of over $1.2 billion and 2,300 employees, through acquisition, efficient consolidation of operations and introduction of new direct marketing practices to revitalize shrinking legacy businesses.

Earlier in his career with Bertelsmann, Mr. Goldfarb was responsible for the Bertelsmann eCommerce Group’s digital distribution and ecommerce activities in the United States, including cdnow.com (a leading online retailer of music) and myplay.com (pioneering digital music locker service). Mr. Goldfarb was President and CEO of bol.com, Bertelsmann’s online retailer of books and music doing business in Europe and Asia. He was a member of the Executive Board of Bertelsmann Direct Group and recipient of the first Bertelsmann Award for Outstanding Entrepreneurial Achievements.

Before joining Bertelsmann, Mr. Goldfarb was Vice Chairman of ValueVision Media Inc., which operates ShopNBC, a cable television home shopping and e-commerce company, which has strategic alliances with NBC and GE. Prior to this, Mr. Goldfarb held a number of executive positions with NBC, including Executive Vice President, Worldwide Business Development. He was the principal architect of NBC’s strategic alliances with Dow Jones, National Geographic, ValueVision and Polo Ralph Lauren. He served as Co-Chairman of National Geographic Channels (a joint venture with National Geographic Television) and on the Boards of Ralph Lauren Media (polo.com) and CNBC Europe and Asia.

In addition to his service on the Company’s board, Mr. Goldfarb also serves as a director of Vitacost.com (NASDAQ:VITC), a leading online retailer and direct marketer of health and wellness products. Mr. Goldfarb has a JD from Hofstra University School of Law and a BA from Adelphi University.

On June 1, 2011, the company issued a press release announcing the appointment of Mr. Goldfarb as its President and Chief Executive Officer.  A copy of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Appointment of Sharon Siegel as Chief Marketing Officer

On June 1, 2011, we appointed Sharon Siegel, 46, as our Chief Marketing Officer.  Unless earlier terminated in accordance with the terms of an employment agreement to be entered into by and between the company and Ms. Siegel, Ms. Siegel’s employment will continue until December 31, 2014.  During the term of her employment, Ms. Siegel will receive a base salary of $300,000 per annum, which shall increase 5% each year and shall also be eligible to receive a target annual bonus of $200,000, which shall increase 5% each year.  Annual bonus targets for Ms. Siegel are to be agreed upon by Ms. Siegel and the company’s Chief Executive Officer and approved by the company’s compensation committee.  For the fiscal year ending December 31, 2011, Ms. Siegel will receive a bonus of $100,000 in the event certain financing criteria are satisfied.  In the event Ms. Siegel’s employment is terminated by the company without cause or by Ms. Siegel for good reason, Ms. Siegel will be entitled to receive all base salary and benefits which have accrued through the termination date and a payment equal to six months of her base salary.

Ms. Siegel shall also be granted restricted stock units to acquire 187,500 shares of the company’s common stock pursuant to our 2009 Stock Incentive Plan.  The RSUs will vest with respect to 37,500 shares on June 1, 2011, 9,375 RSUs will vest in the event certain financing criteria are satisfied, and 46,875 RSUs will vest in each of calendar year 2012, 2013, and 2014 if the company’s business operations meet or exceed certain financial performance standards to be determined by the company’s board of directors.

From 2000 to 2009, Ms. Siegel was Chief Marketing Officer of Bertelsmann Direct North America. In her role as CMO, Ms. Siegel was responsible for the acquisition of millions of subscribers and members each year. She successfully developed and implemented comprehensive plans to transform legacy membership businesses to be more relevant to consumers. Ms. Siegel led all of Bertelsmann Direct North America’s marketing activities including customer acquisition and retention, customer service, product merchandising, user experience, research and creative services.

Prior to becoming responsible for all marketing activities of Bertelsmann Direct North America, Ms. Siegel was Vice President, Customer Marketing for BMG Music Service. She managed all channels of customer contact including catalog mailings, email promotions and outbound telemarketing efforts. She also launched loyalty programs, resulting in decreased customer attrition and improved sales and implemented a comprehensive dormancy program to generate incremental sales from inactive customer segments.

Earlier in her career, Ms. Siegel worked for The Chase Manhattan Bank, NA, in a variety of roles, including Vice President, Customer Marketing Chase Bankcard Services, where she managed the strategy and implementation of direct marketing programs. Ms. Siegel began her career with a direct marketing agency and has an MBA from Fordham University and a BS from the University of Maryland.

On June 1, 2011, the company issued a press release announcing the appointment of Ms. Siegel as its Chief Marketing Officer.  A copy of the press release is included as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press release issued by Atrinsic, Inc., dated June 1, 2011.

99.2	Press release issued by Atrinsic, Inc., dated June 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atrinsic, Inc.

Date: June 6, 2011	By:	/s/ Thomas Plotts

Thomas Plotts
Chief Financial Officer

Exhibit Number	Description

99.1	Press release issued by Atrinsic, Inc., dated June 1, 2011.

99.2	Press release issued by Atrinsic, Inc., dated June 1, 2011.